Exhibit 99.2

LONG ISLAND BRAND BEVERAGES, LLC
Table of Contents to Condensed Financial Statements

LONG ISLAND BRAND BEVERAGES, LLC
CONDENSED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(unaudited)

ASSETS
Current Assets:
Cash	$135,206	$398,164
Accounts receivable, net (including amounts due
from related parties of $88,700 and $27,155, respectively)	218,926	174,637
Inventories, net	836,320	561,107
Prepaid expenses and other current assets	71,919	9,573
Total current assets	1,262,371	1,143,481

Property and equipment, net	223,554	242,123
Intangible assets	31,247	32,498
Other assets	11,706	11,706
Total assets	$1,528,878	$1,429,808

LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities:
Accounts payable	$1,039,110	$825,044
Accrued expenses	223,460	112,819
Loans payable	1,750,000	-
Current portion of automobile loans	18,233	17,915
Total current liabilities	3,030,803	955,778

Loans payable	-	1,500,000
Other liabilities	-	92,466
Deferred rent	5,824	5,966
Long term portion of automobile loans	51,415	56,096
Total liabilities	3,088,042	2,610,306

Commitments and contingencies, Note 6

Members' deficit	(1,559,164)	(1,180,498)

Total liabilities and members' deficit	$1,528,878	$1,429,808

The accompanying notes are an integral part of these unaudited condensed financial statements

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LONG ISLAND BRAND BEVERAGES, LLC
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2015	2014

Net sales (including sales to related parties of $20,215 and	$264,722	$174,269
$43,323, respectively)

Cost of goods sold	193,309	140,501
Gross profit	71,413	33,768

Operating expenses:
General and administrative expenses	219,423	141,356
Selling and marketing expenses	207,781	433,235
Total operating expenses	427,204	574,591

Operating Loss	(355,791)	(540,823)

Other expense:
Interest expense	(22,875)	(24,134)

Net loss	$(378,666)	$(564,957)

The accompanying notes are an integral part of these unaudited condensed financial statements

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LONG ISLAND BRAND BEVERAGES, LLC
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net loss	$(378,666)	$(564,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,977	1,811
Inventory reserve	14,900	-
Depreciation and amortization expense	25,670	6,906
Deferred rent	(142)	-
Changes in assets and liabilities:
Accounts receivable	(46,266)	(31,610)
Inventory	(290,113)	(429,390)
Prepaid expenses and other current assets	(62,346)	68,540
Other assets	-	(55,454)
Accounts payable	214,066	337,437
Accrued expenses	110,641	223,377
Other liabilities	(92,466)	-
Total adjustments	(124,079)	121,617

Net cash used in operating activities	(502,745)	(443,340)

Cash Flows From Investing Activities
Purchases of property and equipment	(5,850)	(23,610)

Net cash used in investing activities	(5,850)	(23,610)

Cash Flows From Financing Activities
Repayment of automobile loans	(4,363)	(357)
Proceeds from Cullen Agricultural Holding Corporation loan	250,000	-

Net cash provided by (used in) financing activities	245,637	(357)

Net decrease in cash	(262,958)	(467,307)

Cash, beginning of period	398,164	604,841

Cash, end of period	$135,206	$137,534

Cash paid for interest	$1,078	$134

Non-cash investing and financing activities:
Purchase of automobiles with loans payable	$-	$31,681

The accompanying notes are an integral part of these unaudited condensed financial statements

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NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS

Business Organization

Long Island Brand Beverages LLC, a New York limited liability company (the “Company” or “LIBB”), was formed on February 18, 2011. As provided for in the Company’s limited liability agreement (the “LLC Agreement”), the Company will continue indefinitely unless terminated sooner pursuant to certain events as defined in the LLC Agreement.

Overview

The Company produces and distributes premium ready-to-drink iced tea, with a proprietary recipe and quality components. The Company produces a 100% brewed tea, using black tea leaves, purified water and natural cane sugar or sucralose. The Company’s product, Long Island Iced Tea, is targeted for sale to health conscious consumers on the go. Flavors change from time to time, and have included lemon, peach, raspberry, guava, mango, diet lemon, diet peach, unsweetened lemon, green tea and honey and half tea and half lemonade. The Company also offers lower calorie iced tea in twelve (12) ounce bottles. The lower calorie flavor options include mango, raspberry, and peach.

The Company sells its products to a mix of independent mid-to-large range distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels principally in the New York, New Jersey, Connecticut and Pennsylvania markets. The Company’s beverages are also sold directly to large club store chains.

Liquidity and Management’s Plan

As of March 31, 2015, the Company’s cash on hand was $135,206. The Company incurred net losses of $378,666 and $564,957 for the three months ended March 31, 2015 and 2014, respectively. At March 31, 2015, the Company’s members’ deficit was $1,559,164. As of March 31, 2015, the Company had a working capital deficiency of $1,768,432.

On December 31, 2014, the Company entered into a merger agreement, as amended as of April 23, 2015, with Cullen Agricultural Holding Corp. (“Cullen”), a public company, Long Island Iced Tea Corp. (“Holdco”), Cullen Merger Sub, Inc. (“Cullen Merger Sub”), LIBB Acquisition Sub, LLC (“Merger Sub”), and the founders of the Company (“Founders”). Pursuant to the merger agreement, (a) Cullen Merger Sub was to be merged with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco and (b) Merger Sub was to be merged with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of Holdco (the “Mergers”).

Under the merger agreement, upon consummation of the company merger, the holders of the LIBB membership interests (the “LIBB members”) would receive 2,633,334 shares of common stock of Holdco (or approximately 63%), subject to adjustment based on the Company’s and Cullen’s net working capital at closing.

If the Company’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. If the Company’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. LIBB’s net working capital target is $70,069, except that if the closing occurs after February 15, 2015, the target will be reduced by $3,333 for each day after such date through and including the closing date.

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NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS, CONTINUED

If Cullen’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. If Cullen’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. Cullen’s net working capital target is $786,985, except that if the closing occurs after February 15, 2015, the target will be reduced by $667 for each day after such date through and including the closing date. The Company anticipates that it will account for the transaction as a reverse merger into a public shell company if the transaction closes.

On May 27, 2015, the Company consummated the Mergers. In connection with the Mergers, $1,500,000 principal amount of the loans with Cullen were forgiven and the remaining $250,000 will be eliminated upon the consolidation with Cullen.

On April 28, 2015, the Company received $150,000 as proceeds from a loan from Bass Properties, LLC, a member of the Company. This note bears interest at 10% per annum and matures on July 31, 2016. On May 4, 2015, the Company received $400,000 as proceeds from a loan with Ivory Castle Limited, a member of the Company. This note bears interest at 6% per annum and matures on July 31, 2016.

The Company has been focused, since its inception in 2011, in the development of its brand and its infrastructure, as well as in the establishment of a network of distributors and qualified direct accounts. From inception, the Company has financed its operations through the issuance of debt, equity, and through utilizing trade credit with its vendors. It is the Company’s plan to become a public reporting company as a result of the consummation of the merger agreement with Cullen, which is a public shell company.

The Company believes that as a result of commitments for financing and as a result of the cash resources that it will have on hand as a result of the merger, cash resources will be sufficient to fund the Company’s net cash requirements through March 31, 2016. However, in order to execute the Company’s long-term growth strategy, the Company may need to raise additional funds through private equity offerings, debt financings, or other means. There are no assurances that the Company will be able to raise such funds on terms that would be acceptable to the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2015 are not necessarily indicative of the result that may be expected for the year ending December 31, 2015. These condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2014 and related notes thereto included the registration statement on Form S-4 as amended which was filed by Long Island Iced Tea Corp. on April 24, 2015 and declared effective on May 1, 2015.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to, assessing the collectability of accounts receivable, accrual of rebates to customers, the valuation of inventory, determining the estimated lives of long-lived assets, determining the potential impairment of intangibles, other legal claims and contingencies. The results of any changes in accounting estimates, are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary.

Revenue Recognition

Revenue is stated net of sales discounts and rebates paid to customers (See Customer Marketing Programs and Sales Incentives, below). Net sales are recognized when all of the following conditions are met: (1) the price is fixed and determinable; (2) evidence of a binding arrangement exists (generally, purchase orders); (3) products have been delivered and there is no future performance required; and (4) amounts are collectible under normal payment terms. These conditions typically occur when the products are delivered to or picked up by the Company’s customers.

Customer Marketing Programs and Sales Incentives

The Company participates in various programs and arrangements with customers designed to increase the sale of its products. Among these programs are arrangements under which allowances can be earned by customers for various discounts to the end retailers or for participating in specific marketing programs. The Company believes that its participation in these programs is essential to ensuring volume and revenue growth in a competitive marketplace. The costs of all these various programs, included as a reduction in net sales, totaled $10,360 and $6,695 for the three months March 31, 2015 and 2014, respectively.

Shipping and Handling Costs

Shipping and handling costs incurred to move finished goods from the Company’s sales distribution centers to customer locations are included in selling and marketing expenses on the condensed statements of operations and totaled $11,114 and $6,195 for the three months ended March 31, 2015 and 2014, respectively.

Advertising

The Company expenses advertising costs as incurred. For the three months ended March 31, 2015 and 2014, advertising expense was $9,653 and $160,017, respectively.

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Accounts Receivable

The Company sells products to distributors and in certain cases directly to retailers, and extends credit, generally without requiring collateral, based on its evaluation of the customer’s financial condition. While the Company has a concentration of credit risk in the retail sector, it believes this risk is mitigated due to the diverse nature of the customers it serves, including, but not limited to, its type, geographic location, size, and beverage channel. Potential losses on the Company’s receivables are dependent on each individual customer’s financial condition and sales adjustments granted after the balance sheet date. The Company carries its trade accounts receivable at net realizable value. Typically, accounts receivable have terms of net 30 days and do not bear interest. The Company monitors its exposure to losses on receivables and maintains allowances for potential losses or adjustments. The Company determines these allowances by (1) evaluating the aging of its receivables; (2) analyzing its history of sales adjustments; and (3) reviewing its high-risk customers. Past due receivable balances are written off when the Company’s efforts have been unsuccessful in collecting the amount due. Accounts receivable are stated at the amounts management expects to collect.

Accounts receivable, net, is as follows:

	March 31, 2015	December 31, 2014
Accounts receivable, gross	$242,926	$198,637
Allowance for doubtful accounts	(24,000)	(24,000)
Accounts receivable, net	$218,926	$174,637

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, the Company’s cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a result of these deposits. These cash balances are maintained with one bank. As of March 31, 2015, three customers accounted for 27%, 10%, and 10%, respectively, of the Company’s trade receivables. As of December 31, 2014, two customers accounted for 36% and 13%, of the Company’s trade receivables. The Company does not generally require collateral or other security to support client receivables. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Inventories

The Company’s inventory includes raw materials such as bottles, sweeteners, labels, flavors and packaging. Finished goods inventory consists of bottled and packaged iced tea.

The Company values its inventories at the lower of cost or market, net of reserves. Cost is determined using the first-in, first-out (FIFO) method. The following table summarizes inventories as of the dates presented:

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

	As of
	March 31, 2015	December 31, 2014
Finished goods	$722,431	$433,478
Raw materials and supplies	128,789	127,629
Inventory reserve	(14,900)	-
Total inventories	$836,320	$561,107

Property and Equipment

Property and equipment is recorded at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs that do not extend the useful lives of an asset or add new functionality are expensed as incurred. Depreciation is recorded using the straight-line method over the respective estimated useful lives of the Company’s assets. The estimated useful lives typically are 3 years for cold-drink containers, such as reusable fridges, wood racks, barrels, and coolers, and are depreciated using the straight-line method over the estimated useful life of each group of equipment, as determined using the group-life method. Under this method, the Company does not recognize gains or losses on the disposal of individual units of equipment when the disposal occurs in the normal course of business. The Company capitalizes the costs of refurbishing its cold-drink containers and depreciates those costs over the estimated period until the next scheduled refurbishment or until the equipment is retired. The estimated useful lives are typically 3 to 5 years for office furniture and equipment and are depreciated on a straight-line basis. The estimated useful lives for trucks and automobiles are typically 5 years and are depreciated on a straight line basis.

Intangible Assets

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually or when circumstances indicate that there could be an indicator of impairment. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Intangibles assets with indefinite useful lives consist of the cost to purchase an internet domain name for $20,000. The domain name is considered to have a perpetual life and as such, is not amortized. Insignificant costs incurred associated with renewing this asset are expensed as incurred.

Intangible assets with finite useful lives are amortized over their expected useful life. Intangible assets with useful lives are tested for impairment when circumstances indicate that there could be an indicator of impairment. Intangible assets with finite useful lives include website development costs of $11,247 and $12,498 as of March 31, 2015 and December 31, 2014, respectively. The estimated useful life of the capitalized costs of the Company’s website is 3 years and is depreciated on a straight line basis. As of March 31, 2015, the cost of the website development was $15,000 and the accumulated amortization was $3,753. As of December 31, 2014, the cost of the website development was $15,000 and the accumulated amortization was $2,502. For the three months ended March 31, 2015 and 2014, amortization expense was $1,251 and $-, respectively.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) No. 2014-09 - Revenue from Contracts with Customers ("ASU 2014-09"). It outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that "an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services." ASU 2014-09 is effective for annual periods beginning after December 15, 2017 and interim periods within those annual periods, for public companies, and for annual periods beginning after December 15, 2018 and interim periods within those annual periods, for private companies. The Company is currently in the process of evaluating the impact of adoption of this ASU on the Company's financial statements.

In June 2014, the FASB issued Accounting Standards Update 2014-12, “Accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period,” (“ASU 2014-12”) which requires performance-based awards with a performance target that affects vesting and that could be achieved after an employee completes the requisite service period to be accounted for as a performance condition. If performance targets are clearly defined and it is probable that the performance condition will be achieved, stock-based expense should be recognized over the remaining requisite service period. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2015. Early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s financial position or results of operations.

In August 2014, the FASB issued Accounting Standard Update 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” related to disclosure of uncertainties about an entity's ability to continue as a going concern. The new standard provides guidance on determining when and how reporting entities must disclose going concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date of issuance of the entity's financial statements. Additionally, an entity must provide certain disclosures if there is substantial doubt about the entity's ability to continue as a going concern. The new standard will be effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The Company is in the process of evaluating the impact of adoption on the Company's financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than described in Note 1 – Business Organization, Liquidity and Management’s Plans, Note 5 – Loans Payable and Note 10 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Income Taxes

Because the Company is a limited liability company, the income or loss of the Company for federal and state income tax purposes is generally allocated to the members in accordance with the Company’s operating agreement, and it is the responsibility of the members to report their share of taxable income or loss on their separate income tax returns. As such, the Company does not directly pay federal and state income taxes.

F-9

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Management has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the condensed financial statements.  If the Company was to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.   Generally, Federal, State and Local authorities may examine the Company's tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of March 31, 2015.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accrued expenses and notes payable approximate fair value due to the short-term nature of these instruments.

Reclassification

Certain reclassifications have been made to the accompanying 2014 condensed financial statements to conform them to the 2015 presentation. These reclassifications had no impact on the Company’s net loss for the periods presented.

Seasonality

The Company’s business is seasonal with the summer months in the second and third quarter of the fiscal year typically generating the largest net sales.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are as follows:

	March 31, 2015	December 31, 2014
Displays - racks	$166,280	$166,280
Trucks and automobiles	108,592	108,592
Cold drink store fixtures and equipment	65,496	60,996
Furniture and equipment	15,127	13,777
	355,495	349,645
Less – accumulated depreciation	(131,941)	(107,522)
Total, net	$223,554	$242,123

Total depreciation expense of the Company’s property and equipment for the three months ended March 31, 2015 and 2014 amounted to $24,419 and $6,906 respectively. The Company’s property and equipment does not relate to the production of inventory as the Company produces its inventory at third party locations. As a result, depreciation expense was included in general and administrative expenses during the three months ended March 31, 2015 and 2014.

F-10

NOTE 4 – AUTOMOBILE LOANS

During 2014, the Company financed the purchase of four vehicles with loans payable. As of March 31, 2015 and December 31, 2014, the Company’s automobile loans consisted of the following:

	As of
	March 31, 2015	December 31, 2014
Loan dated February 17, 2014 for $31,681 bearing interest at 3.59%. The loan requires 72 monthly payments of principal and interest of $490 and matures on March 3, 2020.	$26,869	$28,088

Loan dated April 3, 2014 for $23,206 bearing interest at 10.74%. The loan requires 36 monthly payments of principal and interest of $758 and matures on April 10, 2017. The loan is guaranteed by a member of the Company.	16,897	18,681

Loan dated June 3, 2014 for $14,954 bearing interest at 4.99%. The loan requires 60 monthly payments of principal and interest of $282 and matures on June 3, 2019.	12,941	13,621

Loan dated June 3, 2014 for $14,954 bearing interest at 4.99%. The loan requires 60 monthly payments of principal and interest of $282 and matures on June 3, 2019.	12,941	13,621

Total automobile loans	69,648	74,011

Less: Current portion of automobile loans	(18,233)	(17,915)

Long term portion of automobile loans	$51,415	$56,096

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NOTE 4 – AUTOMOBILE LOANS, CONTINUED

As of March 31, 2015, the gross carrying amount of fixed assets and accumulated depreciation of trucks and automobiles related to these loans were $108,592 and $21,279, respectively.

Future payments of the principal amount of automobile loans are as follows:

For the years the ended March 31,
2016	$18,233
2017	19,578
2018	12,312
2019	12,075
2020	7,450
Total	$69,648

NOTE 5 – LOANS PAYABLE

Cullen Loans

On November 19, 2013 the Company and Cullen entered into a loan agreement (the “Cullen Loan Agreement”). Pursuant to the Cullen Loan Agreement, Cullen loaned the Company $600,000, bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. The Cullen Loan Agreement provided Cullen with the option to loan the Company an additional $600,000. The Cullen Loan Agreement also required that the Company utilize $450,000 of the loan to repay the Line of Credit – Member. On December 5, 2013, Cullen exercised its option and extended to the Company an additional loan in the amount of $600,000 also bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. On April 1, 2014, the Company received $300,000 as proceeds from an additional loan from Cullen with interest at 6% per annum and a maturity of August 31, 2014. The maturity date of the Cullen Loans have been extended until March 15, 2016. These Cullen loans are secured by the accounts receivable and inventory of the Company. On March 26, 2015, the Company received $250,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and interest due and payable on March 15, 2016. As of March 31, 2015 and December 31, 2014, accrued interest on the Cullen loans was $114,904 and $92,466, respectively. As of December 31, 2014, the accrued interest and loan payable were classified as long term liabilities as a result of the subsequent refinancing through March 15, 2016. On May 27, 2015, the Company consummated the Mergers. In connection with the Mergers, $1,500,000 principal amount of the loans were forgiven and the remaining $250,000 principal amount of the loans was effectively repaid.

Nortle Loan

On August 26, 2013, the Company and Nortle Holdings Limited (“Nortle”) entered into a loan (“Nortle Loan”) and option agreement (“Nortle Option Agreement”). The Nortle Loan was secured by the inventory and accounts receivable of the Company. The Nortle Loan provided for Nortle to lend the Company an aggregate of $200,000, bearing interest at 6% per annum. The Nortle Loan and all accrued interest thereon, was due and payable on

F-12

NOTE 5 – LOANS PAYABLE, CONTINUED

August 31, 2014. The Nortle Option Agreement provided that through October 18, 2013, Nortle had the option to loan the Company an additional $300,000, on the same terms as the Nortle Loan (“Nortle Option”). In the event that Nortle did not exercise the Nortle Option by October 18, 2013, then on such date, the interest rate on the existing loan with Nortle would increase to 12% per annum for the remaining term. Due to the fact that the Nortle Option to advance additional funds was not exercised, the interest rate was increased to 12% per annum. On June 25, 2014, Nortle converted its loan and accrued interest of $217,951 into 9,103 voting units in the Company.

Ivory Castle Loan

On April 22, 2014, the Company and Ivory Castle Limited (“Ivory Castle”) entered into a loan (“Ivory Castle Loan”). The Ivory Castle Loan provided for Ivory Castle to lend the Company an aggregate of $1,300,000 bearing interest at 6%. The Ivory Castle Loan, together with accrued interest, was due and payable on August 31, 2014. On June 25, 2014, Ivory Castle’s loan and accrued interest of $1,309,107 was converted into 54,675 voting units in the Company. In addition, as a condition of the conversion, the Company is required to obtain Ivory Castle’s approval in the event of a proposed business combination or in the event that the Company seeks equity financing in excess of $1,000,000 prior to June 25, 2015.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is involved in various claims and legal actions arising from time to time in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters in ordinary course of business will not have a material adverse effect on the Company’s financial position, results of operations or cash flows. Legal costs related to these matters are expensed as they are incurred.

On August 1, 2014, an action was filed by LIBB in the Supreme Court in the State of New York entitled Long Island Brand Beverages LLC v. Revolution Marketing, LLC and Ascent Talent, Model Promotion Ltd., for several claims including breach of contract and fraud occurring during 2014. The Company is seeking damages of $10,000,000. Revolution Marketing has filed a counterclaim for breach of contract and related causes of action, claiming damages in the sum of $310,880, and seeking punitive damages of $5,000,000.  Ascent has filed a pre-answer motion to dismiss LIBB’s complaint. LIBB filed papers in opposition and the parties are awaiting the court’s decision. In addition, Revolution has filed a motion to amend its answer to include cross-claims against Ascent which were not asserted in its original answer of record. LIBB management believes it is too early to determine the probable outcome of this matter.

On October 3, 2014, an action was filed entitled Madwell LLC (“Madwell”) v. Long Island Brand Beverages LLC, its CEO, and an officer of Cullen, Index No.: 509081/2014 in the Supreme Court of New York by Madwell LLC (“Madwell”). Madwell is seeking $940,000, which includes $440,000 for breach of contract and payment of services as well as punitive damages of $500,000. As of March 31, 2015 there was approximately $400,000 outstanding, which was included in accounts payable in the condensed balance sheets.

Leases

On June 6, 2014, the Company entered into a lease agreement. The lease commenced on July 1, 2014 and extends through June 30, 2017 and includes a two year extension option.

F-13

NOTE 6 – COMMITMENTS AND CONTINGENCIES, CONTINUED

Rent expense for the three months ended March 31, 2015 and 2014 was $11,008 and $10,019, respectively.

Future minimum payments under the Company’s leases are as follows:

For the years the ended March 31,
2016	$51,125
2017	52,659
2018	13,261
Total	$117,045

In addition, the Company utilizes public warehouse space for its inventory. Public storage expense for the three months ended March 31, 2015 and 2014 was $4,842 and $3,528, respectively.

Brokerage Arrangements

The Company maintains arrangements with sales brokers who help with bringing new distributors and retail outlets to the Company. These sales brokers receive a commission for these services.

NOTE 7 – MEMBERS’ DEFICIT

Authorized Members Interest

Upon the Company’s formation on February 18, 2011, the Company issued membership interests to the managing member, the general members, and the limited member. The terms of the operating agreement define the rights and responsibilities of the various members. As per the terms of the operating agreement, all members with the exception of the limited members, have voting rights in the Company.

On June 25, 2014, Ivory Castle converted its loan and accrued interest of $1,309,107 into 54,675 voting units in the Company. (See Note 5)

On June 25, 2014, Nortle converted its loan and accrued interest of $217,951 into 9,103 voting units in the Company. (See Note 5)

From September 26, 2014 through December 31, 2014, the Company raised $896,510, net of costs of raising capital of $5,468, as a result of the sale of 14,772 limited units in the Company.

As of March 31, 2015, there were 161,638 voting units and 16,912 limited units outstanding.

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NOTE 8 – MAJOR CUSTOMERS AND VENDORS

For the three months ended March 31, 2015, one customer accounted for 12% of net sales. For the three months ended March 31, 2014, three customers accounted for 33%, 26%, and 21% of the Company’s net sales. For the three months ended March 31, 2015 and 2014, the largest vendors represented approximately 81% (three vendors) and 82% (three vendors) of cost of goods sold, respectively. As of March 31, 2015, one of these vendors accounted for 12% of the Company’s accounts payable.

NOTE 9 – RELATED PARTIES

The Company recorded revenue related to shipments of inventory to two entities whose owners became employees of the Company during 2014. For the three months ended March 31, 2015 and 2014, sales to these related parties were $7,959 and 42,247. As of March 31, 2015, accounts receivable from these customers were $27,750. As of December 31, 2014, accounts receivable from these customers were $25,829.

The Company recorded revenue related to shipments of inventory to an entity whose owner became an employee of the Company during 2015. For the three months ended March 31, 2015, sales to this related party were $10,758. As of March 31, 2015, accounts receivable from this customer was $58,560.

In addition, the Company recorded revenue related to shipments of inventory to an entity owned by an immediate family member of one of the members. The member is also an employee of this entity. For the three months ended March 31, 2015 and 2014, sales to this related party were $1,498 and $1,076, respectively. As of March 31, 2015 and December 31, 2014, there was $2,390 and $1,326, respectively, due from this related party which was included in accounts receivable in the condensed balance sheets.

NOTE 10 – SUBSEQUENT EVENTS

On April 28, 2015, the Company received $150,000 as proceeds from a loan from Bass Properties, LLC, a member of the Company. This note bears interest at 10% per annum and matures on July 31, 2016. On May 4, 2015, the Company received $400,000 as proceeds from a loan with Ivory Castle Limited, a member of the Company. This note bears interest at 6% per annum and matures on July 31, 2016. On May 27, 2015, the Company consummated the Mergers.

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